Exhibit 10.1

SECOND ALLONGE TO CONVERTIBLE NOTE DATED JANUARY 2, 2018

Reference is hereby made to the Convertible Note dated January 2, 2018 (the “Note”) issued by H/Cell Energy Corporation, a Nevada corporation (the “Company”) to ______________ (the “Holder”). Terms used herein and not otherwise defined herein shall have the meaning set forth in the Note.

The Company and the Holder agree to amend the terms of the Note in accordance with the following terms:

1.	All references in the Note to the Maturity Date shall be changed from January 2, 2020 to February 8, 2021.

2.	This second allonge shall be effective as of January 2, 2020, and the Holder waives any defaults (and any penalties, fees or consequences) that may have occurred prior to the date of this second allonge.

Dated: January 3, 2020.

H/CELL ENERGY CORPORATION

By:
Name:	Matthew Hidalgo
Title:	Chief Financial Officer

ACCEPTED AND AGREED:

Dated: January 3, 2020